UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549-1004
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 21, 2010 (April 16, 2010)
ARKANSAS BEST CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-19969 (Commission File Number)	71-0673405 (IRS Employer Identification Number)

3801 Old Greenwood Road Fort Smith, Arkansas (Address of principal executive offices)	72903 (Zip Code)
Registrant’s telephone number, including area code: (479) 785-6000
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 — ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
On April 16, 2010, ABF Freight System, Inc (“ABF”) a wholly owned subsidiary of Arkansas Best Corporation (the “Company”), entered into a Memorandum of Understanding (“MOU”) with the Teamsters National Freight Industry Negotiating Committee (“TNFINC”) of the International Brotherhood of Teamsters (“IBT”). If ratified by a majority of eligible ABF employees, the MOU will establish a Wage Reduction — Job Security Plan (the “Plan”) which will amend the 2008-2013 National Master Freight Agreement and its applicable supplemental agreements (collectively the “NMFA”).
The MOU is subject to ratification by ABF employees who are members of the Company’s IBT bargaining unit. The IBT is following its internal procedures with respect to a ratification vote by its ABF employee members. On Monday, April 19, 2010, the IBT announced that leaders from its local unions across the United States endorsed the MOU at a meeting conducted on that date. This endorsement was a necessary step to conduct a nationwide ratification vote by ABF employees who are IBT members. The Company anticipates that a ratification vote by ABF’s IBT member employees will be completed by the end of May 2010.
The Plan contains various provisions, including the following:
•	The amendment implements a 15% reduction in all wages paid under the NMFA, inclusive of scheduled increases, starting on the effective date through the remaining life of the NMFA, which expires on March 31, 2013. The reduction may be reduced in the future by 5 percentage points if ABF exceeds certain performance measures.
•	ABF contributions to health, welfare and pension plans for affected union employees do not change as a result of the modification.
•	Equal reduction in total compensation for non-union employees which reduction for non-union employees will include the effect of previous reductions starting on January 1, 2008.
•	The affected union and non-union employees will participate in an Earnings Plus Plan under which employees would receive payments equal to a percentage of their pay based on a formula which applies when ABF’s publicly disclosed operating ratio is less than 99%.
•	If (1) a Change of Control occurs, (2) the Company files a Chapter 7 or 11 bankruptcy petition or is placed in involuntary bankruptcy proceeding or (3) ABF terminates the Plan with IBT approval, the union concessions will terminate, wages and other increases will revert to their original levels on a prospective basis and the bargaining unit employees participation in the Earnings Plus Plan will terminate, unless the IBT consents to the continuation of the Plan. For this purpose, a “Change of Control” occurs if a third person, including a “group” as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, purchases or otherwise acquires shares of the Company after the effective date of the amendment that, together with stock held by such person or group, constitutes more than 50 percent of the total voting power of the stock of the Company or where the current directors of the Company (or directors that they nominate or their nominees nominate) no longer continue to hold more than 50% of the voting power of the board of directors.
The above summary description of the Plan is qualified in its entirety by the complete text of the Plan, a copy of which is attached as Exhibit 10.1 hereto and incorporated by reference herein.

Exhibit 10.1	Memorandum of Understanding on the ABF Freight System, Inc. Wage Reduction — Job Security Plan

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARKANSAS BEST CORPORATION (Registrant)
Date: April 21, 2010	/s/ Michael R. Johns
Michael R. Johns,
Vice President — General Counsel and Corporate Secretary